News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
P&G DELIVERS SECOND QUARTER CORE EPS GROWTH +12%, $1.22 PER SHARE; RAISES SALES AND EARNINGS OUTLOOK FOR FISCAL YEAR

CINCINNATI, Jan. 25, 2013 - The Procter & Gamble Company (NYSE:PG) increased core earnings per share by 12 percent to $1.22 for the October – December quarter.  Diluted net earnings per share were $1.39, an increase of 144 percent.  Non-core items include restructuring charges of $0.05 per share and a $0.21 per share holding gain resulting from P&G’s purchase of the balance of P&G’s Baby Care and Feminine Care joint venture in Iberia, which was completed on October 22, 2012.

Organic sales grew three percent.  Net sales were $22.2 billion, an increase of two percent versus the prior year period including a negative one percent impact from foreign exchange.  The Company delivered broad-based organic sales growth, with all business segments increasing organic sales by two percent or more versus the prior year.

P&G held or grew market share in businesses representing nearly 50 percent of sales in the October - December quarter, as measured on a constant currency value basis.  In the U.S. market, P&G held or grew value share in businesses representing nearly 60 percent of sales.

“Our second quarter results were at the high end of our expectations on the top-line and well ahead of forecast on operating profit, earnings per share and cash flow,” said Chairman, President, and Chief Executive Officer, Bob McDonald.  “Global market share trends improved as we continued to implement our growth strategy and made very good progress against our productivity and cost savings goals.   Our strong first half results have enabled us to raise our sales, earnings and share repurchase outlook for the fiscal year, while we strengthen investments in our innovation and marketing programs.”
Executive Summary
•	Organic sales increased three percent for the quarter, at the top end of the guidance range.
•	Organic sales growth was broad-based, with all business segments increasing by two percent or more versus the prior year.
•	Core net earnings per share increased by 12 percent to $1.22.
•
Core gross margin increased 110 basis points due to the impact of higher pricing and manufacturing cost savings, partially offset by unfavorable geographic and product mix.  Reported gross margin, including non-core restructuring charges, increased 80 basis points.

•
Core and reported selling, general and administrative expenses (SG&A) as a percentage of net sales was unchanged, as enrollment reductions and productivity savings were offset by higher pension and employee benefit costs.  Non-core charges in SG&A were in line with the prior year level.

•	Core operating profit increased seven percent. Reported operating profit, including non-core charges, increased 68 percent.
•	Operating cash flow was $3.8 billion for the quarter. The Company repurchased $1.4 billion of shares during the quarter and returned $1.6 billion of cash to shareholders as dividends.

Fiscal Year 2013 Guidance

P&G increased its core earnings per share guidance for the year to $3.97 to $4.07, up three percent to up six percent versus prior year core EPS of $3.85, behind strong productivity improvement and resulting cost savings.  P&G also raised its all-in GAAP earnings per share guidance to a range of $4.04 to $4.14, equating to growth of 10 percent to 13 percent versus prior year GAAP EPS of $3.66.  The increase reflects higher core earnings and an increase in the non-core holding gain resulting from P&G’s purchase of the balance of our Baby Care and Feminine Care joint venture in Iberia.    The all-in EPS range also includes non-core restructuring charges of $0.15.

The Company is increasing its organic sales growth guidance to a range of three percent to four percent for the fiscal year from a previous range of two percent to four percent.  Foreign exchange is expected to reduce sales growth by two percent, resulting in guidance for all-in net sales growth of up one percent to two percent versus the prior year.

The Company also increased its outlook for share repurchase to $5 to $6 billion, up from a prior range of $4 to $6 billion.

January – March 2013 Quarter Guidance

P&G is estimating net and organic sales growth in the range of three percent to four percent for the January – March quarter.   Foreign exchange is expected to be neutral to sales growth.

The Company expects March quarter core EPS in the range of $0.91 to $0.97, down three percent to up three percent compared to prior year core EPS of $0.94.  On an all-in basis, P&G is forecasting earnings per share in the range of $0.90 to $0.96, an increase of 10 percent to 17 percent versus prior year diluted EPS of $0.82.  Prior year all-in results included $0.13 of non-core costs, primarily related to restructuring charges.  Current year all-in EPS guidance includes non-core restructuring charges of $0.01 per share.

Business Segment Discussion

Beauty Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
0%	-1%	3%	0%	-1%	1%	0%	3%	12%	9%

The majority of the businesses in the Beauty Segment increased net sales versus the prior year driven by innovation and higher pricing.  Net sales decreased in skin care due to competitive activity.  Net sales decreased in Salon Professional due to the negative impact from foreign exchange and market softness.  Increased net earnings were driven by higher pricing and productivity savings in cost of goods and overheads.

Grooming Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
-2%	-3%	2%	0%	-1%	-4%	0%	2%	0%	0%

Blades and razors net sales increased versus the prior year due to higher pricing and growth in the U.S. driven by strengthened marketing and in-store plans and were partially offset by the negative impact from foreign exchange.  Organic sales in Appliances increased behind favorable product mix and price increases.  All-in sales for the segment decreased due to the divestiture of the household appliances business and negative foreign exchange.  Net earnings were in-line with prior year as higher pricing and productivity savings were offset by the decrease in net sales and higher commodity costs.

Health Care Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
3%	-2%	2%	-1%	1%	3%	3%	4%	-7%	-5%

Oral Care net sales grew behind new innovation, market expansion and higher pricing, partially offset by negative foreign exchange.  Feminine Care net sales increased behind volume from initiatives on Always in Latin America and Whisper in Asia.  Net sales in Personal Health Care grew due to price increases and positive mix.  The decline in net earnings is primarily due to higher marketing spending and supply chain investments.

Fabric Care and Home Care Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
2%	0%	1%	0%	0%	3%	2%	3%	15%	21%

Fabric Care net sales growth was driven by new product launches, positive pricing, and product mix.  Home Care delivered higher net sales primarily due to volume growth from innovation and geographic expansion.   Batteries net sales were up driven by price increases and pantry loading from Hurricane Sandy, partially offset by lower unit volume in Western Europe due to market contraction.   Higher earnings were due to the increase in net sales and cost savings that were partially offset by increased commodity costs and higher marketing spending.

      Baby Care and Family Care Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
6%	-1%	2%	-3%	0%	4%	6%	5%	16%	18%

Baby Care net sales were up driven by market growth, innovation, and higher pricing.   Family Care net sales increased behind Charmin and Bounty innovation.  Earnings growth was driven by the increase in net sales, cost savings and favorable commodity cost comparisons versus the prior year.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended December 31			Three Months Ended December 31
	2012	2011	% Change	2012	2011	% Change
COST OF PRODUCTS SOLD	10,880	10,851	0%	10,826	10,841	0%

GROSS PROFIT	11,295	10,893	4%	11,349	10,903	4%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,803	6,659	2%	6,702	6,575	2%

OPERATING INCOME	4,492	2,680	68%	4,647	4,328	7%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$1.39	$0.56	148%	$1.22	$1.09	12%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	50.9%	50.1%	80	51.2%	50.1%	110
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	30.6%	30.6%	-	30.2%	30.2%	-
OPERATING MARGIN	20.3%	12.3%	800	21.0%	19.9%	110

CASH FLOW (SIX MONTHS ENDED DECEMBER 31) - SOURCE/(USE)
OPERATING CASH FLOW	6,619	5,495
FREE CASH FLOW	5,090	3,715
DIVIDENDS	(3,206)	(3,013)
SHARE REPURCHASE	(3,984)	(1,764)

*Core excludes incremental restructuring charges, gain on buyout of Iberian JV, European legal matters, and impairment charges.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue”, “will likely results,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange controls, such as Venezuela, China, India and Argentina); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain a positive reputation on our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.6 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Fairy®, Gain®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun®, Fusion®, Ace®, Febreze®, Ambi Pur®, SK-II®, and Vicks®. The P&G community includes operations in approximately 75 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

OND 2012	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	1%	1%	1%	3%
Grooming	-4%	3%	3%	2%
Health Care	3%	2%	-1%	4%
Fabric Care and Home Care	3%	0%	0%	3%
Baby Care and Family Care	4%	1%	0%	5%
Total P&G	2%	1%	0%	3%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
JFM 2013 (Estimate)	3% to 4%	0%	0%	3% to 4%
FY 2013 (Estimate)	1% to 2%	2%	0%	3% to 4%
*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

   Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring charges due to increased focus on productivity and cost savings, charges in the prior year related to the European legal matters, the current year holding gain on the buyout of our Iberian joint venture partner, and prior year impairment charges for goodwill and indefinite lived intangible assets.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	OND 12	OND 11
Diluted Net Earnings Per Share	$1.39	$0.57
Snacks results of operations – Discontinued Operations	$0.00	($0.01)
Diluted Net Earnings Per Share-Continuing Operations	$1.39	$0.56
Impairment charges	-	$0.50
Charges for European legal matters	-	$0.02
Gain on buyout of Iberian JV	($0.21)	-
Incremental restructuring	$0.05	$0.01
Rounding impacts	($0.01)	-
Core EPS	$1.22	$1.09
Core EPS Growth	12%

	JFM 13 (est.)	JFM 12
Diluted Net Earnings Per Share	$0.90 to $0.96	$0.82
Snacks results of operations – Discontinued Operations	-	($0.01)
Diluted Net Earnings Per Share-Continuing Operations	$0.90 to $0.96	$0.81
Impairment charges	-	$0.01
Incremental restructuring	0.01	$0.12
Core EPS	$0.91 to $0.97	$0.94
Core EPS Growth	-3% to +3%

	FY 2013 (est.)	FY 2012
Diluted Net Earnings Per Share	$4.04 to $4.14	$3.66
Gain from snacks divestiture	-	($0.48)
Snacks results of operations – Discontinued Operations	-	($0.06)
Diluted Net EPS–Continuing Operations	$4.04 to $4.14	$3.12
Impairment charges	-	$0.51
Incremental restructuring	$0.15	$0.20
Charges for European legal matters	-	$0.03
Gain on buyout of Iberian JV	($0.21)	-
Rounding/other impacts	($.01)	($0.01)
Core EPS	$3.97 to $4.07	$3.85
Core EPS Growth	3% to 6%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

 Core Operating Profit Growth/Core Operating Profit Margin:  This is a measure of the Company’s operating profit growth and operating profit margin adjusted for the current and prior year charges related to incremental restructuring charges due to increased focus on productivity and cost savings, prior year charges related to the European legal matters and prior year impairment charges for goodwill and indefinite lived intangible assets:

OND 12
Operating Profit Growth	68%
Incremental restructuring	4%
Impairment Charges	-61%
Charges for European legal matters	-4%
Core Operating Profit Growth	7%

	OND 12	OND 11
Operating Profit Margin	20.3%	12.3%
Impairment Charges	-	7.1%
Charges for European legal matters	-	0.3%
Incremental restructuring	0.7%	0.1%
Rounding impacts	-	0.1%
Core Operating Profit Margin	21.0%	19.9%
Basis point change	110

Core Gross Margin:  This is a measure of the Company’s Gross Margin adjusted for the current year charges related to incremental restructuring due to increased focus on productivity and cost savings:

	OND 12	OND 11
Gross Margin	50.9%	50.1%
Incremental restructuring	0.3%	-
Core Gross Margin	51.2%	50.1%
Basis point change	110

Core SG&A as a % of Net Sales:  This is a measure of the Company’s SG&A as a % of Net Sales adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings, and prior year charges related to the European legal matters:

	OND 12	OND 11
Selling, General & Administrative Expenses (SG&A) as a % Net Sales	30.6%	30.6%
Incremental restructuring	-0.5%	-0.1%
European legal matters	-	-0.3%
Rounding impacts	0.1%	-
Core SG&A as a % Net Sales	30.2%	30.2%
Basis point change	0

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
Jul-Dec ‘12	$6,619	($1,529)	$5,090
Jul-Dec ‘11	$5,495	($1,780)	$3,715

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended Dec 31			Six Months Ended Dec 31

	2012	2011	% CHG	2012	2011	% CHG
NET SALES	$ 22,175	$ 21,744	2%	$ 42,914	$ 43,274	(1)%
COST OF PRODUCTS SOLD	10,880	10,851	0%	21,230	21,658	(2)%
GROSS PROFIT	11,295	10,893	4%	21,684	21,616	0%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,803	6,659	2%	13,241	13,132	1%
GOODWILL & INDEFINITE LIVED INTANGIBLE IMPAIRMENT CHARGES	0	1,554	(100)%	0	1,554	(100)%
OPERATING INCOME	4,492	2,680	68%	8,443	6,930	22%
TOTAL INTEREST EXPENSE	169	201	(16)%	341	408	(16)%
OTHER NON-OPERATING INCOME/(EXPENSE), NET	895	170	426%	942	171	451%
EARNINGS BEFORE INCOME TAXES	5,218	2,649	97%	9,044	6,693	35%
INCOME TAXES	1,142	977	17%	2,115	2,022	5%

NET EARNINGS FROM CONTINUING OPERATIONS	4,076	1,672	144%	6,929	4,671	48%

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS BEFORE INCOME TAX	-	59	(100)%	-	143	(100)%
INCOME TAXES ON DISCONTINUED OPERATIONS	-	18	(100)%	-	44	(100)%
NET EARNINGS FROM DISCONTINUED OPERATIONS	-	41	(100)%	-	99	(100)%

NET EARNINGS	4,076	1,713	138%	6,929	4,770	45%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	19	23	(17)%	58	56	4%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	4,057	1,690	140%	6,871	4,714	46%

EFFECTIVE TAX RATE	21.9%	36.9%		23.4%	30.2%

PER COMMON SHARE:
BASIC NET EARNINGS - CONTINUING OPERATIONS	$ 1.46	$ 0.58	152%	$ 2.46	$ 1.63	51%
BASIC NET EARNINGS - DISCONTINUED OPERATIONS	$ -	$ 0.01	(100)%	$ -	$ 0.04	(100)%
BASIC NET EARNINGS	$ 1.46	$ 0.59	147%	$ 2.46	$ 1.67	47%

DILUTED NET EARNINGS - CONTINUING OPERATIONS	$ 1.39	$ 0.56	148%	$ 2.35	$ 1.57	50%
DILUTED NET EARNINGS - DISCONTINUED OPERATIONS	$ -	$ 0.01	(100)%	$ -	$ 0.03	(100)%
DILUTED NET EARNINGS	$ 1.39	$ 0.57	144%	$ 2.35	$ 1.60	47%

DIVIDENDS	$ 0.562	$ 0.525	7%	$ 1.124	$ 1.050	7%
AVERAGE DILUTED SHARES OUTSTANDING	2,919.1	2,949.7		2,926.1	2,946.5

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	50.9%	50.1%	80	50.5%	50.0%	50
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	30.6%	30.6%	-	30.8%	30.3%	50
GOODWILL & INDEFINITE LIVED INTANGIBLE IMPAIRMENT CHARGES	0.0%	7.1%	(710)	0.0%	3.6%	(360)
OPERATING MARGIN	20.3%	12.3%	800	19.7%	16.0%	370
EARNINGS BEFORE INCOME TAXES	23.5%	12.2%	1,130	21.1%	15.5%	560
NET EARNINGS FROM CONTINUING OPERATIONS	18.4%	7.7%	1,070	16.1%	10.8%	530
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	18.3%	7.8%	1,050	16.0%	10.9%	510

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Six Months Ended December 31
	2012	2011

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$ 4,436	$ 2,768

OPERATING ACTIVITIES
NET EARNINGS	6,929	4,770
DEPRECIATION AND AMORTIZATION	1,448	1,456
SHARE-BASED COMPENSATION EXPENSE	154	168
DEFERRED INCOME TAXES	18	32
GAIN ON PURCHASE/SALE OF BUSINESSES	(902)	(187)
GOODWILL AND INDEFINITE LIVED INTANGIBLES IMPAIRMENT CHARGES	0	1,554
CHANGES IN:
ACCOUNTS RECEIVABLE	(914)	(1,079)
INVENTORIES	(324)	(497)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(288)	(1,009)
OTHER OPERATING ASSETS & LIABILITIES	556	230
OTHER	(58)	57

TOTAL OPERATING ACTIVITIES	6,619	5,495

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(1,529)	(1,780)
PROCEEDS FROM ASSET SALES	474	238
ACQUISITIONS, NET OF CASH ACQUIRED	(1,123)	2
CHANGE IN INVESTMENTS	(179)	71

TOTAL INVESTING ACTIVITIES	(2,357)	(1,469)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(3,206)	(3,013)
CHANGE IN SHORT-TERM DEBT	4,972	2,416
ADDITIONS TO LONG-TERM DEBT	2,239	1,990
REDUCTIONS OF LONG-TERM DEBT	(3,749)	(2,514)
TREASURY STOCK PURCHASES	(3,984)	(1,764)
IMPACT OF STOCK OPTIONS AND OTHER	1,662	589

TOTAL FINANCING ACTIVITIES	(2,066)	(2,296)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	11	(84)

CHANGE IN CASH AND CASH EQUIVALENTS	2,207	1,646

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 6,643	$ 4,414

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Balance Sheet Information

	December 31, 2012	June 30, 2012

CASH AND CASH EQUIVALENTS	$ 6,643	$ 4,436
ACCOUNTS RECEIVABLE	7,183	6,068
TOTAL INVENTORIES	7,219	6,721
OTHER	4,556	4,685
TOTAL CURRENT ASSETS	25,601	21,910

NET PROPERTY, PLANT AND EQUIPMENT	21,204	20,377
NET GOODWILL AND OTHER INTANGIBLE ASSETS	87,834	84,761
OTHER NON-CURRENT ASSETS	5,264	5,196

TOTAL ASSETS	$ 139,903	$ 132,244

ACCOUNTS PAYABLE	$ 7,157	$ 7,920
ACCRUED AND OTHER LIABILITIES	9,254	8,289
DEBT DUE WITHIN ONE YEAR	9,819	8,698
TOTAL CURRENT LIABILITIES	26,230	24,907

LONG-TERM DEBT	23,607	21,080
OTHER	22,743	22,222
TOTAL LIABILITIES	72,580	68,209

TOTAL SHAREHOLDERS' EQUITY	67,323	64,035

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 139,903	$ 132,244

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended Dec 31, 2012
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 5,403	1%	$ 1,138	12%	$ 877	9%
Grooming	2,119	-4%	695	0%	518	0%
Health Care	3,267	3%	733	-7%	512	-5%
Fabric Care and Home Care	7,223	3%	1,380	15%	906	21%
Baby Care and Family Care	4,322	4%	945	16%	611	18%
Corporate	(159)	N/A	327	N/A	652	N/A
Total Company	22,175	2%	5,218	97%	4,076	144%

	Three Months Ended Dec 31, 2012
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign				Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix	Other	Growth
Beauty	0%	0%	-1%	3%	0%	-1%	1%
Grooming	-2%	0%	-3%	2%	0%	-1%	-4%
Health Care	3%	3%	-2%	2%	-1%	1%	3%
Fabric Care and Home Care	2%	2%	0%	1%	0%	0%	3%
Baby Care and Family Care	6%	6%	-1%	2%	-3%	0%	4%
Total Company	2%	2%	-1%	2%	-1%	0%	2%

	Six Months Ended Dec 31, 2012
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 10,343	-3%	$ 1,990	2%	$ 1,535	3%
Grooming	4,126	-6%	1,329	0%	984	-2%
Health Care	6,441	-1%	1,491	-6%	1,019	-6%
Fabric Care and Home Care	14,123	0%	2,749	11%	1,809	16%
Baby Care and Family Care	8,321	1%	1,754	9%	1,123	11%
Corporate	(440)	N/A	(269)	N/A	459	N/A
Total Company	42,914	-1%	9,044	35%	6,929	48%

	Six Months Ended Dec 31, 2012
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign				Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix	Other	Growth
Beauty	-2%	-2%	-3%	3%	0%	-1%	-3%
Grooming	-1%	0%	-5%	2%	0%	-2%	-6%
Health Care	1%	1%	-4%	2%	0%	0%	-1%
Fabric Care and Home Care	1%	1%	-3%	1%	1%	0%	0%
Baby Care and Family Care	4%	4%	-3%	2%	-2%	0%	1%
Total Company	1%	1%	-3%	2%	-1%	0%	-1%

* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.